UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 19, 2016

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matter to a Vote of Security Holders.

On April 19, 2016, River Financial Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below is a description of the matter voted on at the Annual Meeting and the final results of such voting.

Proposal – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2017 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Withhold Authority
Larry Puckett	3,059,954	-	1,000
W. Murray Neighbors	3,024,954	-	36,000
James M. Stubbs	3,059,954	-	1,000
Gerald R. Smith, Jr.	3,054,954	-	6,000
Vernon B. Taylor	3,024,954	-	36,000
Jimmy L. Ridling	2,997,204	-	63,750
John A. Freeman	3,025,954	-	35,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: April 25, 2016	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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